Exhibit 99.1

Gladstone Capital Announces Monthly Cash Distributions for

January, February and March 2024 and Conference Call Date

MCLEAN, VA, January 9, 2024 – Gladstone Capital Corporation (Nasdaq: GLAD) (the “Company”) announced today that its board of directors declared the following monthly cash distributions for January, February and March 2024 and also announced its plan to report earnings for its first fiscal quarter ended December 31, 2023.

Cash Distributions:

Common Stock: $0.0825 per share of common stock for each of January, February and March 2024, payable per the table below.

Record Date	Payment Date	Cash Distribution
January 23	January 31	$0.0825
February 21	February 29	$0.0825
March 21	March 29	$0.0825

Total for the Quarter:		$0.2475

The Company offers a dividend reinvestment plan (the “DRIP”) to its common stockholders. For more information regarding the DRIP, please visit www.gladstonecapital.com.

Series A Preferred Stock (Unlisted): $0.130208 per share of 6.25% Series A Cumulative Redeemable Preferred Stock for each of January, February and March 2024, payable per the table below:

Record Date	Payment Date	Amount
January 25	February 5	$0.130208
February 27	March 5	0.130208
March 26	April 5	0.130208

Total for the Quarter:		$0.390624

Earnings Announcement:

The Company also announced today that it plans to report earnings for the first fiscal quarter ended December 31, 2023, after the stock market closes on Monday, February 5, 2024. The Company will hold a conference call Tuesday, February 6, 2024 at 8:30 a.m. ET to discuss its earnings results. Please call (866) 424-3437 to enter the conference call. An operator will monitor the call and set a queue for questions.

A conference call replay will be available after the call and will be accessible through February 13, 2024. To hear the replay, please dial (877) 660-6853 and use playback conference number 13742734.

The live audio broadcast of the Company’s conference call will be available online at www.gladstonecapital.com. The event will be archived and available for replay on the Company’s website.

If you have questions prior to or following the earnings release you may e-mail them to capital@gladstonecompanies.com.

Gladstone Capital Corporation is a publicly traded business development company that invests in debt and equity securities consisting primarily of secured first and second lien term loans to lower middle market businesses in the United States. Information on the business activities of all the Gladstone funds can be found at www.gladstonecompanies.com.

Investor Relations Inquiries: Please visit www.gladstonecompanies.com or (703) 287-5893.

Source: Gladstone Capital Corporation